UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

At the 2018 Annual Meeting held on May 21, 2018, the stockholders of the Company voted on the following four proposals and cast their votes as described below:

1.

The individuals listed below were elected at the 2018 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Mara G. Aspinall	153,940,820	2,738,656	271,634	10,582,499
Paul M. Black	155,670,029	1,007,858	273,223	10,582,499
P. Gregory Garrison	155,708,939	967,627	274,544	10,582,499
Jonathan J. Judge	154,432,139	2,239,886	279,085	10,582,499
Michael A. Klayko	154,429,638	2,246,285	275,187	10,582,499
Yancey L. Spruill	155,704,785	968,695	277,630	10,582,499
Dave B. Stevens	155,648,220	1,017,099	285,791	10,582,499
David D. Stevens	154,937,384	1,731,933	281,793	10,582,499

2.

A management proposal to approve an amendment and restatement of the Company’s Employee Stock Purchase Plan to, among other things, increase the number of shares available for grant thereunder, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
156,039,339	677,193	234,578	10,582,499

3.

A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
166,505,937	746,374	281,298	0

4.	A non-binding, advisory resolution to approve named executive officer compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
147,592,288	9,079,243	279,579	10,582,499

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: May 23, 2018
	By:	/s/ Brian P. Farley
Brian P. Farley EVP, Chief Administrative Officer, General Counsel and Corporate Secretary

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